Exhibit 10.30

February 1, 2021

Tactile Systems Technology – Tactile Medical

3701 Wayzata Blvd, Suite 300

Minneapolis, MN 55416

612-355-5100

Kristie Burns

[--]

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Dear Kristie:

We are pleased to offer you the full-time position as Senior Vice President, Marketing & Clinical Affairs at Tactile Medical. Your start date is March 22, 2021. This employment offer is conditioned on the successful completion of a background check and on agreeing to abide by the terms set forth in the Employee Confidentiality Agreement.

You will be a full-time exempt employee reporting to the CEO. Your position is exempt from overtime, minimum wage or other provisions of Minnesota Statutes 177. Your exemption classification is executive.

Your starting salary will be $350,000.00 annually. We pay on a bi-weekly pay schedule beginning on Saturday and ending on Friday at midnight. The number of days in a regularly scheduled pay period is 14 days, and your regularly scheduled payday will be Friday.

You will be eligible for annual stock awards targeted but not guaranteed at 40% of your annual base salary, in a combination of Non-Qualified Stock Options, Restricted Stock Units and/or Performance Stock Units. All Non-Qual. Stock Options and Restricted Stock units will vest over three years with 33% after each completed year from grant. PSU awards vest in accordance with compensation committee approvals; currently identified as a two-year vesting program. You will also be eligible to participate in the company bonus plan based upon the criteria developed by the Company, targeted but not guaranteed at 40% at plan. Your 2021 plan year bonus will be prorated for time served in the role. Additionally, we are offering a sign-on bonus of equity in the amount of $250,000 in the form of Restricted Stock Units. These will be priced two days following our next earnings release that occurs after your hire date and vest over three years.

You are eligible for time away benefits including Reasonable Time Off, Jury Duty, Parental and Bereavement. The terms of use for your leave benefits are available to review in the Tactile Medical Employee Handbook.

Deductions for tax such as federal, state, social security, Medicare and local taxes are mandatory and required by law. Deductions associated with benefit elections will be listed in the New Hire Benefit Enrollment Module for those election choices or based on an election an employee makes related to benefit programs offered by Tactile Medical. In addition, Tactile Medical will comply with all court orders and tax levies.

You will be eligible for health and welfare benefits on the first of the month following your date of employment. You will receive information on the insurance plans and enrollment materials on your first day of employment. Other benefits for which you may be eligible, including but not limited to 401(k) and Employee Stock Purchase Plan, will be addressed in the Tactile Medical Employee Handbook and/or during your new hire orientation.

Attached is a copy of the Executive Employee Severance Plan. You will be eligible to participate in this plan upon approval from the Tactile Medical Board of Directors Compensation Committee.

Please sign and return this offer letter to confirm your employment with Tactile Medical.

Tactile Medical offers a great culture and wonderful opportunities to expand your expertise. It is a very exciting time for our entire organization, and we are happy that you have chosen to be a part of it!

Sincerely,

/s/ Dan L. Reuvers

Dan Reuvers

CEO

I acknowledge that this offer of employment is not a contract for employment for any specified period of time and that my employment with Tactile Medical is “at will” and may be terminated at any time, for any reason, by myself or Tactile Medical.

/s/ Kristie Burns

Kristie Burns

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